Exhibit 99.1

Pier 1 Imports, Inc. Reports Preliminary Second Quarter Fiscal 2017 Sales and Earnings Per Share

FORT WORTH, Texas--(BUSINESS WIRE)--September 7, 2016--Pier 1 Imports, Inc. (NYSE:PIR) today announced preliminary sales and earnings per share data for the second quarter ended August 27, 2016.

Net sales for the second quarter decreased by approximately 6.7% compared to the same period a year ago. E-Commerce sales represented approximately 20% of net sales in the second quarter. Company comparable sales, which include e-Commerce, decreased approximately 4.3% compared to the same period a year ago. Second quarter loss per share is expected to be in the range of ($0.06) to ($0.05), excluding one-time items, if any, related to the planned departure of the Company’s Chief Executive Officer, which was announced separately today.

Alex W. Smith, President and Chief Executive Officer, stated, “Although ongoing store traffic challenges impacted our top line results, we were able to drive year-over-year improvement in our merchandise margin rate through a more balanced promotional strategy and improved operational execution in our distribution centers. We continue to focus on closely managing inventories and ended the quarter with inventory levels down approximately 10% from a year ago. We look forward to discussing our full financial results and key initiatives for fall and holiday during our upcoming conference call.”

Second Quarter Fiscal 2017 Financial Results Conference Call

The Company will host a conference call to discuss second quarter fiscal 2017 financial results at 4:00 p.m. Central Time on Wednesday, September 28, 2016. Investors will be able to connect to the call through the Company’s website at Pier1.com. The conference call can be accessed by selecting “About” on the homepage and linking through the “Investor Relations” page to the “Events” page, or by dialing 1-800-498-7872, or if international, 1-706-643-0435. The conference ID number is 88750376.

A replay will be available after 7:30 p.m. Central Time for a 24-hour period and can be accessed by dialing 1-855-859-2056, or if international, 1-404-537-3406 using conference ID number 88750376.

Financial Disclosure Advisory

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). All financial data in this press release is preliminary and represents the most current information available to the Company’s management, as financial closing procedures for the quarter are not yet complete. These estimates are not a comprehensive statement of the Company’s financial results for the three-month period ended August 27, 2016, and actual results may differ materially from these estimates as a result of the completion of normal quarter-end accounting procedures and adjustments, which could result in changes to these estimates.

The Company believes that the non-GAAP financial measure referenced in this press release allows management and investors to understand and compare results in a more consistent manner for the three-month periods ended August 27, 2016, and August 29, 2015. Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented.

Management believes merchandise margin is a meaningful indicator of the Company’s performance which provides useful information to investors regarding its financial condition and results of operations. Merchandise margin represents the result of adding back delivery and fulfillment net costs and store occupancy costs to gross profit. Management uses merchandise margin, together with financial measures prepared in accordance with GAAP to assess the Company’s operating performance, to enhance its understanding of core operating performance and to compare the Company’s operating performance to other retailers. This non-GAAP financial measure should not be considered in isolation or used as an alternative to GAAP financial measures and does not purport to be an alternative to net income or gross profit as a measure of operating performance.

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include, but are not limited to, the fact that the Company’s second quarter financial closing procedures are not complete and therefore actual results may differ from preliminary results, the effectiveness of the Company’s marketing campaigns and customer databases, consumer spending patterns, inventory levels and values, the Company’s ability to implement planned cost control measures, expected benefits from the real estate optimization initiative, including cost savings and increases in efficiency, and changes in foreign currency values relative to the U.S. Dollar. These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s Annual Report on Form 10-K and in other filings with the SEC. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements.

Pier 1 Imports, Inc. is the original global importer of home décor and furniture. Information about the Company is available on www.pier1.com.

CONTACT:
Blueshirt Group
Christine Greany, 858-523-1732
or
Pier 1 Imports, Inc.
Bryan Hanley, 817-252-6083